EXHIBIT 99.1

MMC Energy, Inc. Reports Results for Second Quarter 2007

NEW YORK, Aug. 13, 2007 (PRIME NEWSWIRE) -- MMC Energy, Inc. (Nasdaq:MMCE) announced that for the second quarter ended June 30, 2007, it had net losses of approximately ($627,000) on revenues of approximately $1.5 million. For the six months ended June 30, 2007 the company had net losses of approximately ($2.5 million) on revenues of approximately of $2.6 million.

Revenues for the second quarter of 2007 consisted of energy production revenues of $100,867 ancillary services revenues of $612,846 and resource adequacy capacity revenues of $791,250. Revenues for the six months ended June 30, 2007 consisted of energy production revenues of $118,194, ancillary services revenues of $1,004,387, and resource adequacy capacity revenues of $1,483,500. The company was a development stage enterprise until June 12, 2006 thus prior period comparisons are not meaningful.

The company believes that Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for non-cash compensation charges and re-commissioning expenses, which are non-recurring charges on an asset by asset basis that the company considers a component of its acquisition cost for internal reporting purposes, and in 2006, non-recurring charges associated with the company's merger and private placement) serves as a more meaningful measure of performance on an ongoing basis. While the company expects growth in revenues and adjusted EBITDA as it completes targeted power plant acquisitions, net earnings may not grow as aggressively in the near term due to anticipated depreciation expenses, interest expense, and additional re-commissioning costs, associated with future acquisitions. Tables are included in this release providing a reconciliation between GAAP and non-GAAP financial results.

Adjusted EBITDA for the quarter ended June 30, 2007 was a loss of ($525,221). Adjusted EBITDA for the six months ended June 30, 2007 was a loss of ($1,383,074). The company has qualified its Mid-Sun facility to provide the premium spinning reserve ancillary service in June 2007. Accordingly, the company has completed the process of preparing its existing facilities to optimize revenues going forward, until the Chula Vista and Escondido facilities are taken off line in preparation for completing the announced upgrades of these facilities. See below for a cautionary note on forward looking statements.

The company's business is to provide critical reliability based power and services including capacity, ancillary services and peaking energy from its power plants. The company derives a majority of its revenues from the sales of regulatory capacity and ancillary services. Energy sales make up a smaller component of the company's total revenues and tend to be higher in the third quarter due to summer peaking demand fluctuating with the weather, transmission congestion, and outages of other large generation facilities in Southern California and the Southwest United States.

Incomes statement for the three and six month
periods ended June 30, 2007 and 2006

                  Three        Three         Six          Six
                  Months       Months       Months       Months
                  Ended        Ended        Ended        Ended
                 June 30,     June 30,     June 30,     June 30,
                   2007         2006         2007         2006
               -----------  -----------  -----------  -----------
Operating
 revenues:
Resource
 adequacy
 capacity      $   791,250  $        --  $ 1,483,500  $        --
Ancillary
 services          612,846      252,272    1,004,387      252,272
Energy
 production        100,867       18,675      118,194       18,675
               -----------  -----------  -----------  -----------
Total
 operating
 revenues        1,504,963      270,947    2,606,081      270,947
Costs of
 sales:
Costs of
 resource
 adequacy
 capacity           63,300           --      118,680           --
Costs of
 ancillary
 services           92,813       36,330      180,091       36,330
Costs of
 energy
 production         81,184       14,478      102,097       14,478
               -----------  -----------  -----------  -----------
Total costs
 of sales          237,297       50,808      400,868       50,808
               -----------  -----------  -----------  -----------
Gross
 Profit          1,267,666      220,139    2,205,213      220,139
Operating
 expenses:
Depreciation       279,222      158,120      516,185      306,044
Operations
 and
 maintenance       797,467      267,600    1,211,625      426,628
Re-commissioning
 expenses           39,517    1,814,213      419,135    2,143,164
General and
 administrative
 expenses        1,073,000    1,948,409    2,522,049    2,221,279
               -----------  -----------  -----------  -----------
Total
 operating
 expenses        2,189,206    4,188,342    4,668,994    5,097,115
               -----------  -----------  -----------  -----------
Loss from
 operations       (921,540)  (3,968,203)  (2,463,781)  (4,876,976)
               -----------  -----------  -----------  -----------
Other
 expenses
 (income)
 Interest
 expense,
 net                 2,055       37,134       39,015       62,573
Other
 expenses,
 net              (296,117)          --     (135,995)          --
               -----------  -----------  -----------  -----------
Total other
 expenses         (294,062)      37,134      (96,980)      62,573
               -----------  -----------  -----------  -----------
Net loss
 before
 provision
 for income
 taxes            (627,478)  (4,005,337)  (2,366,801)  (4,939,549)
               -----------  -----------  -----------  -----------
Provision
 for income
 taxes                  --           --           --           --
               -----------  -----------  -----------  -----------
Net loss       $  (627,478) $(4,005,337) $(2,366,801) $(4,939,549)
               -----------  -----------  -----------  -----------

Basic loss
 per common
 share
Net loss
 per share     $     (0.13) $     (0.96) $     (0.49) $     (1.27)

Weighted
 average
 shares
 outstanding     4,811,438    4,158,154    4,807,073    3,882,608
               ===========  ===========  ===========  ===========

Diluted
 loss per
 common
 share
Net loss per
 share        $     (0.13) $     (0.96) $     (0.49) $     (1.27)

Weighted
 average
 shares
 outstanding     4,811,438    4,158,154    4,807,073    3,882,608
               ===========  ===========  ===========  ===========

 Reconciliation of Losses
 from operations to
 adjusted EBITDA

                  Three        Three         Six         Six
                  Months       Months       Months      Months
                  Ended        Ended        Ended       Ended
                 June 30,     June 30,     June 30,    June 30,
                   2007         2006         2007        2006
               -----------  -----------  -----------  -----------
 Losses
  from
  operations   $  (921,540) $(3,968,203) $(2,463,781) $(4,876,976)
 Add:
 Depreciation
  Expense          279,222      158,120      516,185      306,044
 Add:
  Re-
  commissioning
  expenses          39,517    1,814,213      419,135    2,143,164
 Add: Stock-
  based
  compensation      77,580       26,750      145,387       26,750
 Add: non-
  recurring
  restructuring
  costs                 --    1,413,784           --    1,413,784
               -----------  -----------  -----------  -----------
 Adjusted
  EBITDA       $  (525,221) $  (555,336) $(1,383,074) $  (987,234)
               -----------  -----------  -----------  -----------

July Events

California and the Southwest United States experienced a heat wave during the first week of July. The company's generation facilities were dispatched for short reliability and transmission congestion runs as energy and ancillary service prices spiked, leading to stronger than expected July revenues. As noted in its public filings, energy and ancillary revenues are heavily influenced by the weather and transmission congestion which makes those revenue streams difficult to predict. Accordingly, a confluence of additional hot weather and bottlenecks in the power transmission grid imports into Southern California would be required for such revenue trends to continue.

The company recently announced the execution of Resource Adequacy Capacity contracts for 2008 for two of its plants. With these contracts, MMC has fully contracted its entire available capacity through December 31, 2008. While the company's Chula Vista and Escondido power plants were contracted at similar pricing to 2007, under the new contracts its Mid-Sun plant was also contracted at a similar price, which is a significant increase from 2007 pricing for Mid-Sun. MMC has retained the energy and ancillary services revenue components of these plants, which, as described above, provide additional and potentially significant revenue streams to the company.

On July 5, 2007, the company closed a public offering of 9,090,910 shares of its common stock at $5.50 per share pursuant to Registration Statement filed under the Securities Act of 1933. The Company intends to use up to $35 million of the net proceeds of this offering to implement the upgrade of its Chula Vista and Escondido facilities and the remainder for the potential acquisition of, or investments in additional power generating assets or energy infrastructure assets.

About MMC Energy, Inc.:

MMC Energy is an energy company that acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. Its mission is to acquire, directly or through joint ventures, a portfolio of small to mid size electricity generating assets, generally below 250 megawatts, or "MW." To date, MMC has acquired three electricity generating assets in California, totaling 110 MW of capacity. We are currently in the process of upgrading two of these assets,

The company is traded on the NASDAQ Global Market in the United States and the Deutsche Bourse in Germany.

The company works to create long-term value for its shareholders through discounted asset acquisitions and hands on post-acquisition asset management. The company currently owns power generation assets in Southern California. The company is currently in the process of upgrading two of these assets and continues to pursue an aggressive portfolio acquisition and growth strategy targeting power generation facilities and energy infrastructure assets primarily in California, Texas, the Mid-Atlantic, and the Northeastern U.S.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including those statements regarding the company's expectation that it will achieve positive adjusted EBITDA during the next twelve months and the company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the company's Annual Report on Form 10-KSB and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. MMC undertakes no obligation to update these forward-looking statements.

CONTACT:  MMC Energy Inc.
          Denis G. Gagnon, Chief Financial Officer
          (212) 977-0900
          www.mmcenergy.com

          BPC Financial Marketing
          Investor Contact:
          John Baldissera
          (800) 368-1217